FLORIDA DEPARTMENT OF STATE
Division of Corporations

January 5, 2016

Re: Document Number P05000130265

The Articles of Correction for PLEASANT KIDS, INC., a Florida corporation, were filed on January 4, 2016.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Regulatory Specialist III
Division of Corporations

Letter Number: 016A00000230

ARTICLES OF CORRECTION

For
Pleasant Kids, Inc.

Name of Corporation as currently filed with the Florida Dept. of State

15 JAN -4 PM 3:40

P15000068165
Document Number (if known)

Pursuant to the provisions of Section 607.0124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected.

These articles of correction correct Articles of Merger (Document Type Being Corrected),

filed with the Department of State on December 30, 2015 (File Date of Document).

Specify the inaccuracy, incorrect statement, or defect:

The Articles of Merger incorrectly named the wholly owned subsidiary, Next Group Holdings, Inc., as the surviving Corporation when the parent, Pleasant Kids, Inc. should have been named the surviving entity. Also, as part of such merger the surviving entity's name should have been changed from Pleasant Kids, Inc. to Next Group Holdings, Inc. and such name change was inadvertently omitted.

Correct the inaccuracy, incorrect statement, or defect:

The surviving entity in the merger between Next Group Holdings and Pleasant Kids, Inc. is Pleasant Kids, Inc.

The name of Pleasant Kids, Inc shall be changed as of December 30, 2015 to Next Group Holdings, Inc.

/s/Arik Maimon

(Signature of a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of the receiver, trustee, or other court appointed fiduciary, by that fiduciary.)

/s/Arik Maimon — (Typed or printed name of person signing)

Chairman, President, CEO — (Title of person signing)

Filing Fee: $35.00

ARTICLES OF MERGER
OF

PLEASANT KIDS, INC.
(a Florida corporation)

WITH

NEXT GROUP HOLDINGS, INC.
(a Florida corporation)

Pursuant to Section 607.1105
of the Florida Business Corporation Act

Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "FBCA"), these Articles of Merger provide as follows:

ARTICLE I
State of Incorporation; Surviving Corporation

The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Pleasant Kids, Inc.	Florida
Next Group Holdings, Inc.	Florida

Pleasant Kids, Inc., a Florida Corporation, shall be the surviving corporation.

ARTICLE II
Plan of Merger

The Agreement and Plan of Merger providing for the merger of Pleasant Kids, Inc. ("PLKD"), with and into Next Group Holdings, Inc., with Pleasant Kids, Inc. as the surviving entity, of the merger of Next Group Holdings and NGH Acquisition Corp, a Florida corporation ("Next Group"), is attached hereto as Exhibit A (the "Agreement and Plan of Merger"). The Surviving Company's name shall be changed to Next Group Holdings, Inc.

ARTICLE III
Approval of the Plan

The Board of Directors of Next Group Holdings, Inc. and PLKD reviewed, considered and, on December 28, 2015 pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the FBCA, duly adopted the Agreement and Plan of Merger. Next Group Holdings, Inc. presented the Agreement and Plan of Merger to the sole shareholder of Next Group Holdings, Inc. in accordance with Section 601.1101 of the FBCA.

Thereafter, the sole shareholder of Next Group Holdings, PLKD, approved the Agreement and Plan of Merger on December 28, 2015 pursuant to an action by written consent of its directors in accordance with section 607.0704 of the FBCA.

Since the merger involved only a parent and its wholly owned subsidiary, no approval by PLKd's shareholders was required.

ARTICLE IV
Effective Time

These Articles of Merger shall become effective on the date and 3:00 p.m. on December 31, 2015

IN WITNESS WHEREOF, the undersigned duly authorized officers of the constituent corporations have caused these Articles of Merger to be executed this 30th day of December, 2015

PLEASANT KIDS, INC. a Florida Corporation

By: */s/ Arik Maimon*
Name: Arik Maimon
Title: President

NEXTGROUP HOLDINGS, INC., a Florida Corporation

By: */s/ Arik Maimon*
Name: Arik Maimon
Title: President

EXHIBIT A

ARTICLES OF MERGER
OF

PLEASANT KIDS, INC.
(a Florida corporation)

WITH

NEXT GROUP HOLDINGS, INC.
(a Florida corporation)

Pursuant to Section 607.1105
of the Florida Business Corporation Act

Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "FBCA"), these Articles of Merger provide as follows:

ARTICLE I
State of Incorporation; Surviving Corporation

The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Pleasant Kids, Inc.	Florida
Next Group Holdings, Inc.	Florida

Pleasant Kids, Inc., a Florida Corporation, shall be the surviving corporation.

ARTICLE II
Plan of Merger

The Agreement and Plan of Merger providing for the merger of Pleasant Kids, Inc. ("PLKD"), with and into Next Group Holdings, Inc., with Pleasant Kids, Inc. as the surviving entity, of the merger of Next Group Holdings and NGH Acquisition Corp, a Florida corporation ("Next Group"), is attached hereto as Exhibit A (the "Agreement and Plan of Merger"). The Surviving Company's name shall be changed to Next Group Holdings, Inc.

ARTICLE III
Approval of the Plan

The Board of Directors of Next Group Holdings, Inc. and PLKD reviewed, considered and, on December 28, 2015 pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the FBCA, duly adopted the Agreement and Plan of Merger. Next Group Holdings, Inc. presented the Agreement and Plan of Merger to the sole shareholder of Next Group Holdings, Inc. in accordance with Section 601.1101 of the FBCA.

Thereafter, the sole shareholder of Next Group Holdings, PLKD, approved the Agreement and Plan of Merger on December 28, 2015 pursuant to an action by written consent of its directors in accordance with section 607.0704 of the FBCA.

Since the merger involved only a parent and its wholly owned subsidiary, no approval by PLKd's shareholders was required.

ARTICLE IV
Effective Time

These Articles of Merger shall become effective on the date and 3:00 p.m. on December 31, 2015

IN WITNESS WHEREOF, the undersigned duly authorized officers of the constituent corporations have caused these Articles of Merger to be executed this 30th day of December, 2015

PLEASANT KIDS, INC. a Florida Corporation

By: */s/ Arik Maimon*
Name: Arik Maimon
Title: President

NEXTGROUP HOLDINGS, INC., a Florida Corporation

By: */s/ Arik Maimon*
Name: Arik Maimon
Title: President